Exhibit 99.2

140 53rd Street

Brooklyn, New York 11232

November 26, 2008

VIA CERTIFIED MAIL

Division of Enforcement

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Life Sciences, Inc.
File No. 000-05099

Dear Sir and Madams:

Reference is made to the Final Judgment and Permanent Injunction dated May 30, 1975 against the above-captioned registrant.

The undersigned hereby notifies the Commission that he resigned on November 6, 2008 as a director and officer of the above-captioned registrant, including his position as Chief Executive Officer, and that there was no successor as Chief Executive Officer named at the time of the undersigned’s resignation. The undersigned resigned solely because of the potential conflict caused by entities of which he is the co-owner having to sue the registrant with respect to rent and note indebtedness in substantial amounts owed by the registrant to such entities. There was no disagreement between the undersigned and the registrant requiring disclosure. The undersigned understands that the registrant filed on November 10, 2008 a Current Report on Form 8-K with respect to the undersigned’s resignation, which filing the undersigned believed to satisfy all relevant notification requirements to the Commission. This letter is written, however, to address concerns raised yesterday by the registrant concerning compliance with the above referenced Final Judgment.

Very truly yours,

Simon Srybnik

cc:	Life Sciences, Inc.

Attn: Alex A. Burns

Vice President and Director